                                                                     Exhibit 8.1

                   [LETTERHEAD OF DORSEY & WHITNEY P.L.L.P.]



First Trust National Association            Moody's Investors Service, Inc.
180 East Fifth Street                       99 Church Street
St. Paul, Minnesota  55101                  New York, New York  10004

Lehman Brothers Inc.                        Standard & Poor's Ratings Services
Three World Financial Center                25 Broadway
New York, New York  10285                   New York, New York  10004

Morgan Stanley & Co. Incorporated           Fitch Investors Service, L.P.
1585 Broadway                               One State Street Plaza
New York, New York  10036                   New York, New York  10004



          Re:  Green Tree Financial Corporation
               Green Tree Recreational, Equipment & Consumer Trust 1996-A

Ladies and Gentlemen:

          We have acted as counsel for Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), in connection with the establishment by Green Tree of Green Tree Recreational, Equipment & Consumer Trust 1996-A (the "Trust"), pursuant to a Pooling and Servicing Agreement dated as of January 1, 1996 (the "Pooling and Servicing Agreement"), between Green Tree and First Trust National Association, as Trustee (the "Trustee"). Pursuant to the terms of the Pooling and Servicing Agreement, Green Tree will transfer a pool of retail installment sales contracts and promissory notes, having an aggregate unpaid principal balance as of February 1, 1996 of $431,146,642.43 (the "Contracts"), to the Trust. The certificates evidencing interests in the Trust are also described in a Registration Statement on Form S-3 (File No 33-63575) (the "Registration Statement"), and in the Prospectus dated January 19, 1996 (the "Base Prospectus"), and Prospectus Supplement dated January 19, 1996 (the "Prospectus Supplement") (the Base Prospectus and Prospectus Supplement are referred to collectively as the "Prospectus"). Pursuant to the terms of the Pooling and Servicing Agreement, Green Tree will transfer the Contracts to the Trustee, and Green Tree will act as Servicer of the Contracts. This opinion is being delivered pursuant to Section 2.02(c) of the Pooling and Servicing Agreement and Section 4(b)(1) of the Underwriting Agreement relating to the Certificates dated January 19, 1996 between Green Tree

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 2


and each of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (together with the Terms Agreement dated January 19, 1996, the "Underwriting Agreement"). Pursuant to a Pledge Agreement, dated as of January 1, 1996 (the "Pledge Agreement"), among Green Tree RECS Guaranty Corporation ("RGC"), First Bank National Association, as Collateral Agent (the "Collateral Agent') and the Trustee, RGC will pledge the Spread Account and all funds therein to the Collateral Agent on behalf of the Trustee. The capitalized terms used herein and not defined herein have the meanings set forth in the Pooling and Servicing Agreement and the Underwriting Agreement.

          We have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. In particular, we have examined (i) a search report dated January 24, 1996 from Heartland Corporate Services, LLC regarding financing statements on file with the Secretary of State of Minnesota in which Green Tree is named as debtor as of January 23, 1996 (the "Green Tree UCC Report"), (ii) a search report dated January 25, 1996 from Heartland Corporate Services LLC regarding financing statements on file with the Secretary of State of Minnesota in which RGC is named as debtor as of January 24, 1996 (the "RGC UCC Report" and, together with the Green Tree UCC Report, the "UCC Reports"), and (iii) acknowledgement copies of UCC-1 financing statements filed with the Secretary of State of Minnesota against Green Tree (the "Green Tree Financing Statement") and RGC (the "RGC Financing Statement").

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than Green Tree or RGC, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon the representations made in the

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 3


Underwriting Agreement, the Pooling and Servicing Agreement or the Pledge Agreement, and upon certificates of officers of Green Tree and of public officials.

          Our opinions expressed below as to certain factual matters are qualified as being limited "to our knowledge" or by other words to the same or similar effect. Such words, as used herein, mean the information known to the attorneys in the Firm who are currently responsible for such matters with respect to Green Tree. In rendering such opinions, we have conducted no review of documents in our files relating to any other matters in which this Firm has represented Green Tree. No inference as to our knowledge with respect to such matters should be drawn from the fact of our representation of Green Tree.

          Based on the foregoing, we are of the opinion that:

          1. Green Tree is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform its obligations under the Underwriting Agreement and the Pooling and Servicing Agreement (including the Limited Guaranty contained therein).

          2. The Underwriting Agreement, the Pooling and Servicing Agreement (including the Limited Guaranty contained therein) and the Registration Statement have been duly authorized by all requisite corporate action, executed and delivered by Green Tree, and constitute the valid and binding obligations of Green Tree enforceable in accordance with their terms.

          3. No filing or registration with or consent, approval, authorization or order of any Minnesota or federal court or governmental agency or body is required to be made or obtained by Green Tree for the consummation of the transactions contemplated by the Pooling and Servicing Agreement, except such as have been made or as may be required under federal or state securities laws in connection with the distribution of the Certificates.

          4. Neither the transfer of the Contracts to the Trust and the issuance and sale of the Certificates, nor the consummation of any of the

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 4


transactions contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement (including the Limited Guaranty contained therein) will conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or Bylaws of Green Tree or the terms of any indenture or other agreement or instrument known to us to which Green Tree is a party or bound, or any order or regulation known to us to be applicable to Green Tree of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Green Tree.

          5. The Certificates have been duly authorized and, when executed as specified in the Pooling and Servicing Agreement and delivered and paid for pursuant to the Underwriting Agreement, will be duly issued and entitled to the benefits of the Pooling and Servicing Agreement.

          6. The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act nor, to the best of our knowledge, have proceedings therefor been initiated or threatened by the Commission.

          7. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

          8. The conditions to the use by Green Tree of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of our knowledge, there are no contracts or documents of Green Tree which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed or incorporated by reference.

          9. The statements in the Prospectus Supplement under the headings "Summary of the Terms of the Certificates--Tax Status" and "Certain Federal Income Tax Consequences," and the statements in the Base Prospectus under the heading "Certain Federal Income Tax Consequences," to the extent that they constitute statements of law or legal conclusions as to the likely outcome of

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 5


material issues under the federal income tax laws, have been prepared or reviewed by us and are correct in all material respects.

          10. For federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 671 of the Code, each holder of a Certificate will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included in the Trust.

          11. For Minnesota income, franchise and excise tax purposes, the Trust will not be classified as an association taxable as a corporation. For Certificateholders who are not residents of, or otherwise subject to tax in, Minnesota, ownership of a Certificate will not be a factor in determining whether such Certificateholder is subject to Minnesota income, franchise or excise taxes.

          12. The Trust created by the Pooling and Servicing Agreement is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in the Underwriting Agreement become, an "investment company" or "under the control of an investment company" as such terms are defined in the 1940 Act.

          13. The statements in the Base Prospectus and the Prospectus Supplement under the captions "Description of the Certificates," insofar as such statements purport to summarize certain terms of the Certificates, the Pooling and Servicing Agreement and the Pledge Agreement, constitute a fair summary of such documents.

          14. The Registration Statement and the Prospectus (other than the financial statements and other financial, statistical and numerical information included therein, as to which we express no opinion) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 6


          15. We know of no pending or overtly threatened lawsuits or claims against Green Tree or relating to the transactions contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement which, if adversely determined, would have a material adverse effect on the transactions contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement.

          16.  Because the Contracts constitute "chattel paper," as defined in
Section 9-105(1)(b) of the Uniform Commercial Code as in effect in Minnesota (the "UCC"), the assignment of the Contracts by Green Tree to the Trust pursuant to the Pooling and Servicing Agreement creates, in favor of the Trustee for the benefit of the Certificateholders, a valid and perfected first priority security interest (as such term is defined in Section 1-201(37) of the UCC) in the Contracts, the related Collateral Security and the proceeds thereof, which security interest, if characterized as a transfer for security, will secure the "Secured Obligations" (as defined in Section 2.01(c) of the Pooling and Servicing Agreement). We have separately rendered our opinion regarding whether, in the event Green Tree became a debtor under the United States Bankruptcy Code, the transfer of the Contracts by Green Tree to the Trust would be characterized as a sale or as a transfer for security. The perfection and the effect of perfection or non-perfection of the ownership or security interests in the Contracts created pursuant to the Pooling and Servicing Agreement will be governed by the laws of the State of Minnesota. The Green Tree Financing Statement is in appropriate form for filing with the Secretary of State of Minnesota. With respect to any security interest in a Product that is perfected solely by the filing of a financing statement pursuant to the relevant state's Uniform Commercial Code, such security interest will be transferred to the Trustee as a result the assignment of the Contracts by Green Tree to the Trust pursuant to the Pooling and Servicing Agreement.

          17. While there is no authority directly on point, we are of the opinion that the payment of interest on accrued but unpaid interest to the Certificateholders is legally permissible, and would be enforceable, under Minnesota law.

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 7


          18. RGC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform its obligations under the Pledge Agreement.

          19. The Pledge Agreement has been duly authorized by all requisite corporate action, executed and delivered by RGC, and constitutes the valid and binding obligation of RGC enforceable in accordance with its terms.

          20. The provisions of the Pledge Agreement, if complied with, and the RGC Financing Statement are effective to create a valid security interest in favor of the Collateral Agent in the Spread Account. The security interest of the Collateral Agent in the Spread Account will be perfected and of first priority (i) with respect to money, upon physical delivery thereof to the Collateral Agent in accordance with Section 8.03(a)(18) of the Pooling and Servicing Agreement, and (ii) with respect to any investments therein complying with the definition of Spread Account Eligible Investments, upon delivery thereof to the Collateral Agent in accordance with Section 3(c) of the Pledge Agreement.

          21. No filing or registration with or consent, approval, authorization or order of any Minnesota or federal court or governmental agency or body is required to be made or obtained by RGC for the consummation of the transactions contemplated by the Pledge Agreement, except such as have already been made or as may be required under federal or state securities laws in connection with the distribution of the Certificates.

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) Our opinions in paragraphs 2, 16, 19 and 20 above are subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' or secured creditors' rights.

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 8


          (b) Our opinions in paragraphs 2, 16, 19 and 20 above are subject, as to enforceability, to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) Our opinion in paragraph 2 above, insofar as it relates to the indemnification provisions of the Underwriting Agreement, is subject to the effect of federal and state securities laws and public policy relating thereto.

          (d) Minnesota Statutes (S) 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

          (e) Although the perfected security interests described in paragraphs 16 and 20 above are not subject to avoidance under Section 544(a) of the Bankruptcy Code, 11 U.S.C. (S) 544(a), bankruptcy law may adversely affect perfected security interests in a number of other ways, pertaining to all security interests, including those that have been properly created and perfected under the UCC.

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 9


          (f) We express no opinion concerning Green Tree's title to any of the Contracts.

          (g) Our opinions on perfection of the security interests created pursuant to the Pooling and Servicing Agreement or the Pledge Agreement in proceeds are subject to the effect of Section 9-306 of the UCC.

          (h) With respect to the priority of the ownership or security interests created pursuant to the Pooling and Servicing Agreement or the Pledge Agreement, we express no opinion concerning any financing statements or statements of assignment listing Green Tree as debtor filed on or before January 23, 1996 with the Secretary of State of Minnesota and not disclosed in the Green Tree UCC Report, any such financing statements or statements of assignment filed after January 24, 1996 with the Secretary of State of Minnesota prior to the filing of the Green Tree Financing Statement, any financing statements or statements of assignment listing RGC as debtor filed on or before January 25, 1996 with the Secretary of State of Minnesota and not disclosed in the RGC UCC Report, or any such financing statements or statements of assignment filed after January 25, 1996 with the Secretary of State of Minnesota prior to the filing of the RGC Financing Statement.

          (i) Our opinion in paragraphs 16 and 20 above with respect to the priority of the ownership or security interest created pursuant to the Pooling and Servicing Agreement or the Pledge Agreement is subject to the effect of Section 9-308 of the UCC.

          (j) We express no opinion with respect to the priority of any ownership or security interest against any liens or interests arising or perfected under any law other than the UCC, including, without limitation, any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under Title IV of the Employee Retirement Income

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 10


     Security Act of 1974), or any liens or other interests which arise by operation of law and do not require any filing with the Secretary of State of Minnesota in the UCC records in order to take priority over perfected security interests.

          (k) We have assumed, without independent investigation, that none of the Contracts or related Collateral Security is or will be subject to a third party security interest which could be perfected without filing, pursuant to Sections 9-304 and 9-305 of the UCC, and that no security interest of third parties in the Contracts has priority by reason of
     Section 9-312(3) or 9-312(4) of the UCC.

          (l) We express no opinion as to the perfection of any security interest purported to be granted in that portion of the Collateral Security that constitutes an interest or claim in or under any policy of insurance (except as provided in Section 9-306 of the UCC with respect to proceeds), a right represented by a judgment, a right of setoff, a claim arising out of tort, or an interest in any deposit account (except as provided in Section 9-306 of the UCC with respect to proceeds).

          (m) We express no opinion herein whether the transfer of Contracts and the related Collateral Security from Green Tree to the Trust pursuant to the Pooling and Agreement would ultimately be characterized as a sale or as the grant of a security interest to secure borrowings. We have separately rendered our opinion regarding whether, in the event Green Tree became a debtor under the United States Bankruptcy Code, the transfer of the Contracts by Green Tree to the Trust would be characterized as a sale or as a transfer for security. If such transfer were characterized as the grant of a security interest, (i) the rights of debtors, guarantors and other secured parties to receive notices under Sections 9-504 and 9-505 of the UCC may not be waived prior to default, the failure to comply with such notice may not be waived prior to default, the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed collateral, and a

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 11


     secured party may be required to obtain, after appropriate notice and hearing, a judgment or decree of a court of competent jurisdiction permitting the secured party to enforce its rights to take possession and dispose of any of its collateral; (ii) the rights of debtors, guarantors and other secured parties to redeem collateral under Section 9-506 of the UCC may not be waived prior to default; and (iii) the duties to exercise reasonable care in the custody and preservation of collateral in a secured party's possession and to deal with and dispose of collateral in a commercially reasonable manner as required by the UCC or other applicable law may not be disclaimed by agreement, waived or released prior to a default.

          (n) We have assumed that with respect to Spread Account Eligible Investments in the possession of a Federal Reserve Bank or a clearing corporation, or in the possession of or held through a financial intermediary, the entries on the books of the Federal Reserve Bank, clearing corporation and/or financial intermediary are complete and accurate in all respects and that such Spread Account Eligible Investments are free and clear of any claim in favor of any other person claiming through such Federal Reserve Bank, clearing corporation or financial intermediary. In addition, we have assumed that (i) all deposits in the Spread Account are cash or Spread Account Eligible Investments as required under Section 3(c) of the Pledge Agreement, and (ii) at the time of each delivery of Spread Account Eligible Investments, the Collateral Agent is a purchaser for value in good faith, and neither the Trustee nor the Collateral Agent have notice of any adverse claims within the meaning of Minn. Stat. (S) 336.8-302(1).

          (o) With respect to deposits in the Spread Account consisting of Spread Account Eligible Investments in the possession of a Federal Reserve Bank or a clearing corporation, or in the possession of or held through a financial intermediary, we express no opinion concerning the relative priority of the Collateral Agent's security interest and any security interest of such Federal Reserve Bank, clearing corporation or

First Trust National Association
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services
Fitch Investors Service, L.P.
January 26, 1996
Page 12


     financial intermediary for the performance of the obligations of the participant institution to such Federal Reserve Bank, clearing corporation or financial intermediary.

          The opinions expressed herein are limited to the Delaware General Corporation Law, the laws of the State of Minnesota and the federal laws of the United States of America. The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.


Dated: January 26, 1996

                                    Very truly yours,

                                    /s/Dorsey & Whitney P.L.L.P.



CFS